Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Central Valley Community Bancorp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Other	7,703,972	N/A	$113,633,587	0.0001476	$16,773

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					$113,633,587		$16,773

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$16,773

(1)

Represents the maximum number of shares of common stock, no par value, estimated to be issuable by Central Valley Community Bancorp (“Central Valley”), upon the consummation of the merger with Community West Bancshares (“Community West”) described herein. The number of shares of Central Valley common stock being registered is an estimate based on (i) the exchange ratio of 0.7900 of a share of Central Valley common stock for each share of common stock, no par value, of Community West multiplied by (ii) the sum of (x) 8,851,645 Community West shares of common stock outstanding as of December 8, 2023, plus (y) 343,968 shares of Community West common stock reserved for issuance under Community West equity award plans, as of December 8, 2023 plus (z) 556,250 shares of Community West common stock that may be issued on the exercise of outstanding stock options as of December 8, 2023. Pursuant to Rule 416 under the Securities Act of 1933, as amended, (“Securities Act”) this Registration Statement also covers additional securities that may be issued because of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(f) promulgated thereunder. The aggregate offering price is (i) the average of the high and low prices of Community West common stock as reported on the NASDAQ Global Market on December 6, 2023 ($14.75) multiplied by (ii) the estimated maximum number of shares of Community West common stock to be converted in the merger (9,751,863), including outstanding options exercisable for Community West’s common stock on an as converted basis and the remaining shares of Community West common stock reserved for issuance under Community West’s equity award plans, in each case as of December 8, 2023.